Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Savings and Investment Plan for
Employees of Weingarten Realty
Houston, Texas

We consent to the incorporation by reference in the Registration Statement No. 33-25581 of Weingarten Realty Investors on Form S-8 of our report dated June 29, 2010, with respect to the financial statements and supplemental schedules of the Savings and Investment Plan for Employees of Weingarten Realty included in this Annual Report (Form 11-K) for the year ended December 31, 2009.

/s/ Calvetti, Ferguson & Wagner, P.C.

Houston, Texas
June 29, 2010